Exhibit 10.3

DANIEL E. KLIMAS

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (this “Amendment”) is made at Lorain, Ohio, as of December 15, 2009, by and among DANIEL E. KLIMAS, herein referenced as “Employee,” and LNB BANCORP, INC. (an Ohio corporation) and THE LORAIN NATIONAL BANK (a banking organization organized and existing under the laws of the United States of America), which together with their respective successors and assigns are sometimes collectively herein referenced as the “Employer.”  Employer and Executive are sometimes herein referenced individually as a “Party” and collectively as the “Parties.”

WHEREAS, Employer and Employee entered into an Employment Agreement, dated as of January 28, 2005, as amended as of July 16, 2008 and further amended as of December 12, 2008 (the “Employment Agreement”).

WHEREAS, pursuant to Section 1.4 of the Employment Agreement, Employer and Employee desire to amend the Employment Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein, the Parties agree as follows:

1.           Section 11.6 of the Employment Agreement is hereby deleted and replaced in its entirety by the following:

“11.6     Employee understands and agrees that LNB Bancorp, Inc. is a participant in the Capital Purchase Program (“CPP”) of the United States Department of the Treasury’s Troubled Asset Relief Program (“TARP”) established pursuant to the Emergency Economic Stabilization Act of 2008 (“EESA”) and, as a result, Employer is bound by applicable law, rules, regulations and guidance restricting or pertaining to the compensation of officers and employees of CPP participants, and to banks and bank holding companies generally, which are now in effect or may later be established (including but not limited to the rules and guidance currently set forth in the interim final rules appearing at 31 C.F.R. Part 30 promulgated under Sections 101(a)(1), 101(c)(5) and 111 of EESA, as amended by the American Recovery and Reinvestment Act of 2009) (collectively, the “Authorities”).  Employee and Employer intend for this Agreement and all employment, compensation, bonus, incentive, severance, retention and other benefit plans, arrangements, policies and agreements, whether or not in writing, that Employee may have with Employer or in which Employee may participate as an employee of Employer (“Compensation Arrangements”) to comply with the Authorities and, for that purpose, and notwithstanding anything contained in this Agreement or in the Compensation Arrangements to the contrary, Employee and Employer agree that the following provisions shall be in full force and effect at all times during which the United States Department of the Treasury holds any debt or equity securities issued by the Company pursuant to the CPP (the “Treasury Holding Period”):

(A)  Notwithstanding any terms of this Agreement or any Compensation Arrangement to the contrary, the Parties hereby agree that this Agreement and all Compensation Arrangements shall be construed and interpreted in a manner consistent with the Authorities, and this Agreement and all Compensation Arrangements are hereby amended as to Employee to the extent necessary so as to comply with the requirements imposed by the Authorities. Employee recognizes that the foregoing may result in the reduction or elimination of compensation or benefits that otherwise may have been provided to Employee under this Agreement or any Compensation Arrangement. Without limiting the foregoing, Employer shall have no obligation to make any payment or provide any compensation or other benefit to Employee (including without any limitation any “golden parachute payment” or other payment or benefit payable in connection with termination of Employee’s employment with Employer or any “bonus payment,” “incentive compensation” or “retention award” provided under this Agreement or any Compensation Arrangement, as defined under Section 111 of EESA) to the extent that the Board of Directors of LNB Bancorp, Inc. (the “Board”) or its Compensation Committee (the “Committee”) determines, in its sole judgment, that such payment, compensation or other benefit would violate or be prohibited by or inconsistent with the Authorities.

(B)  Notwithstanding anything in this Agreement or the Compensation Arrangements to the contrary, all bonuses and incentive compensation paid hereunder (whether in stock or in cash) that are based on materially inaccurate financial statements (which includes, but is not limited to, statements of earnings, revenues, or gains) or other materially inaccurate performance metric criteria, and any payment received by Employee in violation of the Authorities, shall be subject to recovery by Employer.  In the event that the Board or the Committee determines by at least a majority vote that a payment to Employee is recoverable pursuant to the foregoing, Employee shall repay the aggregate amount of such payment, to the fullest extent permitted by law, within 15 business days following written notice to Employee by Employer of such determination.

Notwithstanding any provision of this Agreement or any Compensation Arrangement to the contrary, the provisions of this Section 11.6 shall be in full force and effect at all times during the Treasury Holding Period.”

2.           Except as amended by this Amendment, all of the terms, covenants, conditions and provisions of the Employment Agreement shall remain in full force and effect.

*   *   *   *   *

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the day and year first above written.

In the Presence of:

/s/ Kristofer K. Spreen	/s/ Daniel E. Klimas
(Signature of First Witness)	Daniel E. Klimas

/s/ Sharon Friedmann	“Employee”
(Signature of Second Witness)

LNB BANCORP, INC.

/s/ Kristofer K. Spreen	By:	/s/ James R. Herrick
(Signature of First Witness)		James R. Herrick, Chairman of the Board

/s/ Daniel C. Urban
(Signature of Second Witness)

THE LORAIN NATIONAL BANK

/s/ Kristofer K. Spreen	By	/s/ James R. Herrick
(Signature of First Witness)		James R. Herrick, Chairman of the Board

/s/ Daniel C. Urban	“Employer”
(Signature of Second Witness)

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